                                                                  EXHIBIT 3.1(e)

           CERTIFICATE OF ELIMINATION OF THE SERIES A PARTICIPATING
                    JUNIOR PREFERRED STOCK OF TENNECO INC.



                          Pursuant to Section 151(g)
                        of the General Corporation Law
                           of the State of Delaware


        Tenneco Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of
Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

        1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Company, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 3,500,000 shares of Series A Participating Junior Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, of the shares of such series and, on December 11, 1996, filed a Certificate of Designation with respect to such Series A Preferred Stock in the office of the Secretary of State of the State of Delaware.

        2. That no shares of said Series A Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

        3. That the Board of Directors of the Company has adopted the following resolutions:

                WHEREAS, by resolution of the Board of Directors of the
            Company and by a Certificate of Designation (the "Certificate of Designation") filed in the office of the Secretary of State of the State of Delaware on December 11, 1996, this Company authorized the issuance of a series of 3,500,000 shares of Series A Participating Junior Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, of the shares of such series; and

                WHEREAS, as of the date hereof no shares of such Series A
            Preferred Stock are outstanding and no shares of such Series A Preferred Stock will be issued subject to said Certificate of Designation; and

                WHEREAS, it is desirable that all matters set forth in the
            Certificate of Designation with respect to such Series A Preferred Stock be eliminated from the Restated Certificate of Incorporation of the Company;

                NOW, THEREFORE, BE IT AND IT HEREBY IS

                RESOLVED, that all matters set forth in the Certificate of
            Designation with respect to such Series A Preferred Stock be eliminated from the Restated Certificate of Incorporation of the Company; and it is further

                RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock shall be eliminated from the Restated Certificate of Incorporation of the Company.

        4. That, accordingly, all matters set forth in the Certificate of Designation with respect to such Series A Preferred Stock be, and hereby are, eliminated from the Restated Certificate of Incorporation of the Company.

        IN WITNESS WHEREOF, Tenneco Inc. has caused this Certificate to be signed by its duly authorized officer as of this 11th day of September, 1998.





                                    By: /s/ Karl A. Stewart
                                        ---------------------------
                                        Name: Karl A. Stewart
                                        Office: Vice President and Secretary











                                     -3-